Schedule 14A.
                     Information Required in Proxy Statement

                            SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934


Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[X]  Preliminary Proxy Statement.
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2)).
[ ]  Definitive Proxy Statement.
[ ]  Definitive Additional Materials.
[ ]  Soliciting Material under ss. 240.14a-12.


                          Applied Medical Devices, Inc.
                          -----------------------------
                (Name of Registrant as Specified in Its Charter)


    -----------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  $125 per Exchange Act Rules 0-11(c)1)(ii), 14a-6(i)(1), 14a-6(i)(2) or
     Item 22(a)(2) of Schedule 14A.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and O-11:

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously by written preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:
     (2)  Form, Schedule or Registration Statement No.:
     (3)  Filing Party:
     (4)  Date Filed:




                                  Schedule 14A

                               Preliminary Proxy Statement dated October 6, 2004



                          APPLIED MEDICAL DEVICES, INC.
                      106 South University Blvd., Suite 14
                             Denver, Colorado 80209

                               PROXY STATEMENT AND
                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                          TO BE HELD November 23, 2004

     To our Shareholders:

     You are cordially invited to attend a Special Meeting of the Shareholders of Applied Medical Devices, Inc. (the "Company"). The Special Meeting will be held at the Law Office of Michael J. Tauger at 5445 DTC Parkway, Suite 520, Greenwood Village, Colorado 80111 at 10:00 a.m. on November 23, 2004, or at any adjournment or postponement thereof, for the following purposes:

     1. To approve an amendment to the Company's Articles of Incorporation to increase its authorized shares of Capital Stock to 750,000,000 shares of Common Stock and to change the par value of the Company's Common Stock from $.01 per share to no par value.

     2. To transact such other business as may properly come before the meeting.

     Details relating to the above matters are set forth in the attached Proxy Statement. All Shareholders of record of the Company as of the close of business on October 5, 2004 will be entitled to notice of and to vote at such meeting or at any adjournment or postponement thereof.

     ALL SHAREHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING. IF YOU DO NOT PLAN TO ATTEND THE MEETING, YOU ARE URGED TO SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY. A REPLY CARD IS ENCLOSED FOR YOUR CONVENIENCE. THE GIVING OF A PROXY WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IF YOU ATTEND THE MEETING.


                                     BY ORDER OF THE BOARD OF DIRECTORS

                                     Allan K. Lager, President
October 18, 2004

                                 PROXY STATEMENT

                          APPLIED MEDICAL DEVICES, INC.
                      106 South University Blvd., Suite 14
                             Denver, Colorado 80209
                            Telephone: (303) 722-4008

                         SPECIAL MEETING OF SHAREHOLDERS
                          TO BE HELD November 23, 2004

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Applied Medical Devices, Inc. (referred to as the "Company," "we," "our" or "us"), a Colorado corporation, for use at our Special Meeting of Shareholders of the Company ("Special Meeting") to be held at the Law Office of Michael J. Tauger at 5445 DTC Parkway, Suite 520, Greenwood Village, Colorado 80111 at 10:00 a.m. on November 23, 2004, or at any adjournment or postponement thereof. The Notice of Special Meeting, this Proxy Statement and the accompanying proxy card are being mailed to our Shareholders on or about October 18, 2004. The shares represented by all proxies that are properly executed and submitted will be voted at the meeting in accordance with the instructions indicated thereon. Approval of the proposal to amend our Articles of Incorporation requires the affirmative vote of the holders of a majority of the Company's issued and outstanding shares entitled to vote at the Special Meeting. The presence in person or by proxy of Shareholders owning a majority of the issued and outstanding shares of Common Stock constitutes a quorum for the Special Meeting. Abstentions and broker non-votes will be treated as a "no" vote for purposes of determining whether approval of the proposal has been obtained.

     Any Shareholders giving a proxy may revoke it at any time before it is exercised by delivering written notice of such revocation to us, by substituting a new proxy executed at a later date, or by requesting, in person, at the Special Meeting, that the proxy be returned.

     All of the expenses involved in preparing, assembling and mailing this Proxy Statement and the materials enclosed herewith and all costs of soliciting proxies will be paid by the Company. In addition to the solicitation by mail, proxies may be solicited by officers and regular employees of the Company by telephone, facsimile or personal interview. Such persons will receive no compensation for their services other than their regular salaries. Arrangements will also be made with brokerage houses and other custodians, nominees and fiduciaries to forward solicitation materials to the beneficial owners of the shares held of record by such persons, and we may reimburse such persons for reasonable out of pocket expenses incurred by them in so doing.

                    VOTING SHARES AND PRINCIPAL SHAREHOLDERS

     The close of business on October 5, 2004 has been fixed by our Board of Directors as the record date (the "record date") for the determination of Shareholders entitled to notice of and to vote at the Special Meeting. On the record date, there were outstanding 65,977,800 shares of Common Stock, each share of which entitles the holder thereof to one vote on each matter which may come before the Special Meeting.

     The holders of one-third of the outstanding shares of Common Stock, whether present in person or represented by proxy, will constitute a quorum for purposes of the proposal to increase our authorized shares to 750,000,000 shares of Capital Stock and to change the par value of our Common Stock to no par value and any other matters that may come before the meeting.

     Broker "non-votes" and the shares as to which a stockholder abstains from voting are included for purposes of determining whether a quorum of shares is present at a meeting. A broker "non-vote" occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal, because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner.

     The affirmative votes must exceed the negative votes cast by holders of Common Stock at the Shareholders' meeting to approve the proposal to increase our authorized shares to 750,000,000 shares of Capital Stock and to change the par value of our Common Stock to no par value. In tabulating the votes on the such proposal, abstentions and broker non-votes will be treated as shares that are present but that have not been voted and accordingly are not included in determining whether the proposal is approved.

Security Ownership of Certain Beneficial Owners and Management

     We are unaware of any person who owns beneficially more than five percent of the outstanding shares of our Common Stock on October 5, 2004. No director of the Company, individuals, or any officers and director of the Company as a group, beneficially owned shares of Common Stock of the Company.

                                   THE COMPANY

     Applied Medical Devices, Inc. was formed in Colorado in February 1979 to engage in the development and sale of medical devices and medical technology.

     We discontinued operations in the medical products industry in 1986 due to continued losses. Since that time, we have been engaged in the investigation of business opportunities with the goal of attempting to effect a business combination with another entity.

     A substantial amount of time may elapse and we may expend considerable funds for consulting, legal, accounting and other fees before we are able, if at all, to acquire any business or effect a merger or other form of business combination. Such expenditures may have an adverse impact on our ability to carry out our plan or, on our ability to continue any business that we acquire. We will be an insignificant participant among the firms that engage in the mergers with and acquisitions of privately financed entities. There are many established venture capital and financial concerns that have significant financial and personnel resources, technical expertise and greater experience than the Company. In addition, we are competing with numerous small entities similar in size and scope of operations to the Company. In view of our limited financial resources and limited management availability, we are at a significant competitive disadvantage vis-a-vis many of our competitors.

     We have no trademarks, licenses, franchises, concessions, royalty agreements or labor contracts. We produce no products, have no key suppliers and have no backlog. We have no contracts with the United States government. The Company has no dependence upon a single customer, or a few customers. We have not engaged in any research and development activities during the past two fiscal years. We have not incurred expenditures in connection with compliance with governmental provisions relating to the environment.

     At the present, we employ one person, on a part-time basis.

              PROPOSAL 1: AUTHORIZE AN AMENDMENT TO THE ARTICLES OF
               INCORPORATION TO INCREASE THE COMPANY'S AUTHORIZED
           SHARES TO 750,000,000 SHARES OF COMMON STOCK AND TO CHANGE
           THE PAR VALUE OF SHARES OF OUR COMMON STOCK TO NO PAR VALUE


Proposed Amendment to Articles of Incorporation

     The Board of Directors has adopted resolutions setting forth the proposed amendment to the first paragraph of Article Fourth of the Company's Articles of Incorporation (the "Amendment"), the advisability of the Amendment, and a call for submission of the Amendment for approval by the Company's Shareholders at a Special Meeting of Shareholders. The following is the text of the Amendment to the first paragraph of Article Fourth of the Articles of Incorporation of the Company, as proposed to be amended:

     "The aggregate number of shares and the amount of the total authorized capital of said corporation shall consist of 750,000,000 shares of no par value common stock."

Purpose and Effect of Proposed Amendment

     The authorization of a total of 750,000,000 shares of Common Stock would provide the Board of Directors the express authority, without further action of our Shareholders, to issue such shares from time to time as the Board deems necessary or advisable.

     The Board of Directors proposed amendment to our Articles of Incorporation to authorize 750,000,000 shares of no par value Common Stock may assist us in future financing although there can be no assurance that future financing will occur. Our Board of Directors believes that it is desirable to have additional authorized shares of Common Stock at no par value available for possible future financing, for possible acquisition transactions and other general corporate purposes. The Company has no current plans to use the additional authorized shares for a merger or a business combination. Having such additional authorized shares of Common Stock available for issuance in the future would provide us greater flexibility and may allow such shares to be issued without the expense and delay of a special Shareholders' meeting. Although such issuance of additional shares with respect to future financing and acquisitions would dilute existing Shareholders, management believes such transactions would increase the value of the Company to its Shareholders.

     The additional shares of stock would be available for issuance by the Board of Directors without future action by the Shareholders, unless such action were specifically required by applicable law or rules of any securities market on which the Company's securities may be traded. Although the proposed increase in the authorized capital stock of the Company could be construed as having potential anti-takeover effects, neither the Board of Directors nor our management views this proposal in that perspective. Nevertheless, the Company could use the additional shares to frustrate persons seeking to effect a takeover or otherwise gain control of the Company by, for example, privately placing shares to purchasers who might side with the Board of Directors in opposing a hostile takeover bid. We are not aware of any such hostile takeover bid at this time. Shares of stock could also be issued to a holder that would thereafter have sufficient voting power to assure that any proposal to amend or repeal the Bylaws of the Company or certain provisions of the Articles of Incorporation would not receive the requisite vote required. Such uses of the stock could render more difficult or discourage an attempt to acquire control of the Company, if such transactions were opposed by the Board of Directors.

     In issuing their opinion on the Company's audited financial statements included with the Form 10-KSB for the year ended April 30, 2004, the Company's auditors issued a going concern opinion. The auditor's opinion stated that the financial statements had been prepared assuming that the Company would continue as a going concern and as discussed in those financial statements, the Company is in the development stage. The Company's ability to continue as a going concern is dependent upon its ability to develop additional sources of capital, locate and complete a merger with another company and ultimately achieve profitable operations. The auditors disclosed that these conditions raise substantial doubt about the Company's ability to continue as a going concern. Furthermore, the Company has in the past entered into a number of discussions with potential merger candidates but because it was unable to assure a vote, it was unable to compete with other entities where a vote was assured. Additionally, the Company does not have sufficient funds to proceed in business unless it is able to raise funds through the sale of shares of common stock. If the shareholders approve the increase in authorized common stock it is believed that the Company will be able to raise funds and become an attractive merger vehicle.

     MANAGEMENT BELIEVES THAT IF SHAREHOLDERS DO NOT APPROVE THE AMENDMENT WE WILL NOT BE IN A POSITION TO RAISE MONEY AND WILL NOT BE ABLE TO ATTRACT A MERGER CANDIDATE.

Vote Required

     If a quorum is present, the affirmative votes must exceed the negative votes cast to approve the Amendment.

     THE BOARD OF DIRECTORS AND MANAGEMENT UNANIMOUSLY RECOMMEND THAT YOU VOTE "FOR" THE AMENDMENT TO THE COMPANY'S ARTICLES OF INCORPORATION TO AUTHORIZE 750,000,000 SHARES OF NO PAR VALUE COMMON STOCK. IN THE EVENT THE SHAREHOLDERS DO NOT APPROVE THE AMENDMENT IT IS ANTICIPATED THE COMPANY WILL NOT BE ABLE TO RAISE ADDITIONAL CAPITAL OR ATTRACT A MERGER CANDIDATE.

                   MANAGEMENT OF APPLIED MEDICAL DEVICES, INC.

     The following table sets forth certain information regarding each current director and each executive officer of the Company.


Name                               Age        Position
----                               ---        --------

Allan K. Lager                     61         President, Chief Financial Officer
                                              and Director

Kenneth E. Shearer                 59         Director

Jeffrey G. McGonegal               53         Director


     The directors of the Company are elected to serve until the next Annual Meeting of Shareholders or until their successors have been duly elected and qualified. None of the Company's officers has an employment agreement with the Company and, therefore, each serves at the pleasure of the Company's Board of Directors. There are no family relationships among the Company's officers and directors. The Company's Board of Directors has no committees. There are no standard or other arrangements pursuant to which directors are compensated as such or for committee participation.

     Based solely upon a review of Forms 3, 4 and 5, which have been furnished to the Company with respect to the past fiscal year of the Company, and certain representations made by officers and directors of the Company in connection therewith, the Company has no knowledge that any current officer or director failed to file on a timely basis any reports required by Section 16(a) of the Securities Exchange Act of 1934 with respect to the fiscal year of the Company ended April 30, 2004.

     The principal occupation of each director and executive officer of the Company, for at least the past five years, is as follows:

     Allan K. Lager. Since 1988, Mr. Lager has been President and a Director of the Company since April 1989. Since 1988, Mr. Lager has been an automotive consultant. From 1978 to 1988, he was President and Director of Storz, Inc., a firm involved in the sales and service of Porsche automobiles.

     Kenneth E. Shearer. Mr. Shearer has been a Director of Company since approximately 1994. Since 1990, Mr. Shearer has been a management consultant in the area of health management and economics. Mr. Shearer received a Bachelor's degree in pre-law in 1962 from Central State University and a Master's degree in public and international affairs in 1964 from the University of Pittsburgh.

     Jeffrey G. McGonegal. Mr. McGonegal has been a director of the Company since October, 2004. Mr. McGonegal has been the Chief Financial Officer of AspenBio, Inc., a publicly held company, since June 2003. Mr. McGonegal also serves as Senior Vice President - Finance of Advanced Nutraceuticals, Inc., a publicly held company engaged in manufacturing and marketing of vitamins and nutritional supplement and is a director and chief financial officer for Cambridge Holdings, Ltd. Since 1997, Mr. McGonegal has served as Managing Director of McGonegal and Co., a company engaged in providing accounting and business consulting services. From 1974 to 1997, Mr. McGonegal was an accountant with BDO Seidman LLP. While at BDO Seidman LLP, Mr. McGonegal served as managing partner of the Denver, Colorado office. Mr. McGonegal is a member of the board of directors of The Rockies Venture Club, Inc. He received a B.A. degree in accounting from Florida State University.

Executive Compensation

     The following sets forth cash compensation paid by the Company during the fiscal year ended April 30, 2004 to executive officers as a group. No officer received more than $100,000 during the fiscal year.

     Mr. Lager receives a salary of $200 per month ($2,400 annually) for serving as President of the Company. Mr. Lager's salary was $2,400 for the fiscal years ended April 30, 2004 and 2003. No compensation, cash or otherwise was paid to any other members of the board of directors in the last three years. Accordingly, the Summary Compensation Table has been omitted.

     The Company's directors do not currently receive any compensation except reimbursement for out-of-pocket expenses incurred in attending board meetings, but at the discretion of the Board of Directors may receive compensation for attending meetings in the future.

     None of the Company's officers or directors was granted or exercised any stock option, stock appreciation right or received any awards under any long term incentive, stock option or similar plan; accordingly, no tables for these items are included.

                   PROPOSALS OF SHAREHOLDERS FOR PRESENTATION
                     AT NEXT ANNUAL MEETING OF SHAREHOLDERS

     Any Shareholders of record of the Company who desires to submit a proper proposal for inclusion in the proxy materials relating to the next annual meeting of Shareholders must do so in writing and it must be received at the Company's principal executive offices prior to the Company's fiscal year end. The proponent must be a record or beneficial Shareholder entitled to vote at the next annual meeting of Shareholders on the proposal and must continue to own the securities through the date on which the meeting is held.

                                 OTHER BUSINESS

     The management of the Company is not aware of any other matters which are to be presented to the Special Meeting, nor has it been advised that other persons will present any such matters. However, if other matters properly come before the meeting, the individual named in the accompanying proxy shall vote on such matters in accordance with his best judgment.

     The above notice and Proxy Statement are sent by order of the Board of Directors.

                                    Allan K. Lager
                                    President

October 18, 2004

October 18, 2004

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                                      PROXY
                   FOR THE SPECIAL MEETING OF SHAREHOLDERS OF
                          APPLIED MEDICAL DEVICES, INC.
                          TO BE HELD NOVEMBER 23, 2004

     The undersigned hereby appoints Allan K. Lager as the lawful agent and Proxy of the undersigned (with all the powers the undersigned would possess if personally present, including full power of substitution), and hereby authorizes him to represent and to vote, as designated below, all the shares of Common Stock of Applied Medical Devices, Inc. held of record by the undersigned on October 5, 2004, at the Special Meeting of Shareholders to be held November 23, 2004, or any adjournment or postponement thereof.

     1. To amend the Company's Articles of Incorporation to increase the Company's authorized Capital Stock to 750,000,000 shares of no par value Common Stock.

          FOR _____             AGAINST _____             WITHHOLD VOTE _____


     It is understood that when properly executed, this proxy will be voted in the manner directed herein by the undersigned Shareholder. WHERE NO CHOICE IS SPECIFIED BY THE SHAREHOLDER THE PROXY WILL BE VOTED FOR THE PROPOSAL SET FORTH IN 1 ABOVE.

     The undersigned hereby revokes all previous proxies relating to the shares covered hereby and confirms all that said Proxy may do by virtue hereof.

     Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Dated:
        ------------------    ----------------------------------------------
                              Print Name

PLEASE MARK, SIGN, DATE
AND RETURN THE PROXY
PROMPTLY USING THE            ----------------------------------------------
ENCLOSED ENVELOPE.            Signature


                              ----------------------------------------------
                              Signature, if held jointly


     PLEASE CHECK THIS BOX IF YOU INTEND TO BE PRESENT AT THE SPECIAL MEETING OF SHAREHOLDERS. _____